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                                                                    EXHIBIT 23.5



                           CONSENT OF FUTURE DIRECTOR

        I consent to the references to myself as a future director of Continental Natural Gas, Inc. (the "Company") contained in the Registration
Statement (Form S-1 No. 333-    ) and related Prospectus of the Company for the
registration of 2,100,000 shares of its Common Stock.



                                        /s/ WILLIAM H. BAUCH
                                        ------------------------------
                                        William H. Bauch


Tulsa, Oklahoma
April 4, 1997